UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2023

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, Axon Enterprise, Inc. (the “Company”) promoted Joshua M. Isner to President, effective immediately. Mr. Isner, age 37, has been the Company’s Chief Operating Officer since May 2022, and previously held a number of roles at the Company since 2009, including the role of Chief Revenue Officer from January 2018 to May 2022. As President, Mr. Isner will continue to be responsible for Axon’s execution and driving its growth — including top line execution and global expansion into new markets and new product categories — and managing other day-to-day functions. Mr. Isner will continue to report to CEO and Founder Rick Smith.

As Chief Revenue Officer, Mr. Isner was responsible for Axon’s global growth, customer service, professional services, and sales operations. He joined Axon in 2009 as a member of the Leadership Development Program, and after rotating through several departments in the company, he eventually helmed and led the domestic video and cloud sales team to a record year in 2014. Mr. Isner previously held the roles of Director of Leadership Development, Northeast Regional Sales Executive, VP of Video and Cloud Sales at TASER, and Chief Revenue Officer. Mr. Isner holds a BA in Government & Political Science from Harvard University.

Also on June 28, 2023, the Company promoted Brittany Bagley to Chief Operating Officer and Chief Financial Officer, effective immediately. Ms. Bagley, age 39, joined as the Company’s Chief Financial Officer and Chief Business Officer in September 2022. As COO and CFO, Ms. Bagley will be responsible for further integrating Axon’s financial functions with its operations, including manufacturing and supply chain, and driving operational improvements to contribute to the strength of Axon’s income statement, balance sheet and statement of cash flows, including through more streamlined management of cost of goods sold, inventory and working capital. She will report to Mr. Isner.

Brittany Bagley joined Axon in September 2022 after serving as Chief Financial Officer of Sonos, Inc. since April 2019. Ms. Bagley also served on the Board of Directors of Sonos, Inc. from September 2017 to April 2019. From December 2017 to April 2019, Ms. Bagley served as a Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an analyst at The Goldman Sachs Group, Inc., an investment banking firm. Ms. Bagley has served on the board of directors of Aurora Innovation, Inc., a self-driving technology company, since July 2021. Ms. Bagley holds a B.A. in Economics, magna cum laude, from Brown University.

There are no arrangements or understandings between Mr. Isner and any other persons pursuant to which he was appointed as President. Additionally, there are no transactions involving the Company and Mr. Isner that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Bagley and any other persons pursuant to which she was appointed as Chief Operating Officer and Chief Financial Officer. Additionally, there are no transactions involving the Company and Ms. Bagley that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

There are no compensation changes for Mr. Isner or Ms. Bagley at this time. The Compensation Committee of the Company’s Board of Directors intends to review current peer data to determine any changes commensurate with the change in roles. Any changes to the compensatory arrangements for Mr. Isner or Ms. Bagley will be disclosed in an amendment to this Form 8-K when available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2023	Axon Enterprise, Inc.

	By:	/s/ Isaiah Fields
Isaiah Fields
Chief Legal Officer and Corporate Secretary